Exhibit 3.73

[LOGO]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/31/1998
981302330 - 2333426

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LAKE ROAD GENERATING COMPANY, L.P.

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the "partnership") is Lake Road Generating Company, L.P.

SECOND: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 1013 Centre Road, Wilmington, Delaware 19805, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

The undersigned, a general partner of the partnership, executes this Certificate of Amendment on July 29, 1998.

BLACK HAWK III POWER CORPORATION

P. Chrisman Iribe

P. Chrisman Iribe
Executive Vice President